                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to the Simione Central Holdings, Inc. Omnibus Equity-Based Incentive Plan of our report dated February 23, 1998, with respect to the consolidated financial statements and schedule of Simione Central Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ----------------------------------
                                            Ernst & Young LLP


January 13, 1999
Atlanta, Georgia